Exhibit 10.7
Adopted December 3, 2021
MAV HOLDING CORPORATION
STOCK INCENTIVE PLAN
Article I.Purpose
Mav Holding Corporation has established this Stock Incentive Plan to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article X.
Article II.Powers of the Committee
Section 2.1.Power to Grant Awards. The Committee shall select officers, key Employees and consultants to participate in the Plan. The Committee shall determine the terms of each Award, consistent with the Plan.
Section 2.2.Administration. The Plan shall be administered by the Committee or any designated subcommittee thereof (and references in this Plan to the Committee shall be to such subcommittee, acting in accordance with their governing documents). The Committee may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances it deems necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Determinations, interpretations or other actions made or taken by the Committee under the Plan shall be final, binding and conclusive for all purposes and upon all persons; provided, however, that any interpretations made with respect to the definitions of Cause and Good Reason as defined in an employment or consulting agreement shall be made in a manner consistent with such employment or consulting agreement.
Article III.Shares Subject to Plan
Section 3.1.Number. The maximum number of Shares that may be issued under the Plan or be subject to Awards may not exceed 9,509,026 shares of Class B Common Stock (“Share Reserve”). The Shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Shares that are not reserved for any other purpose.
Section 3.2.Canceled, Terminated or Forfeited Awards; Share Counting.
(a)Upon the grant or sale of an Award, the remaining number of Shares in the Share Reserve shall be reduced by the number of Shares granted (or subject to such grant) or sold. In the event that, subsequent to any such grant or sale, the Company reacquires any of such Shares, such reacquired Shares, or a number of Shares equal to the number of reacquired Shares, shall again be available for grant under the Plan.
(b)Upon the exercise, settlement or conversion of any Award or portion thereof, there shall again be available for grant under the Plan the number of Shares subject to such Award or portion thereof minus the actual number of Shares issued in connection with such exercise, settlement or conversion. If any such Award or portion thereof is for any reason forfeited, canceled, expired or otherwise terminated without the issuance of Shares, the Shares subject to such forfeited, canceled, expired or otherwise terminated Award or portion thereof shall again be available for grant under the Plan. If Shares are withheld from issuance with respect to an Award by the Company in satisfaction of any tax withholding or similar obligations or in payment of the exercise price of an Award, such withheld Shares, or an equivalent number of Shares, shall again be available for grant under the Plan.
Section 3.3.Adjustment upon Change in Capitalization. If and to the extent necessary or appropriate to reflect any special distribution, stock dividend, extraordinary cash dividend, bonus issue, share split, sub-division or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Class B Common Stock, the Committee shall adjust the number of Shares available for issuance under the Plan and the number, class and exercise price of securities underlying outstanding Awards, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines in good faith to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such transaction, the Committee shall make such changes as it deems appropriate in good faith in the number and type of shares or other securities covered by outstanding Awards, the prices specified therein (if applicable), and the securities, cash or other property to be received upon the exercise, settlement, conversion or repurchase of such outstanding Awards or otherwise to be received in connection with such outstanding Awards. After any adjustment made pursuant to this Section 3.3, the number of Shares subject to each outstanding Award shall be rounded down to the nearest whole number. Any action taken pursuant to this Section 3.3 shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code.
Article IV.Terms of Options
Section 4.1.Grant of Options. The Committee may grant Options to Participants at such time or times as it shall determine. Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code. Each Option granted to a Participant shall be evidenced by an Award Agreement that shall specify the number of Shares that may be purchased pursuant to such Option, the exercise price at which Shares may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the Committee shall determine.
Section 4.2.Exercise Price. The exercise price per Share to be purchased upon exercise of an Option shall not be less than the Fair Market Value on the Grant Date.
Section 4.3.Vesting and Exercise of Options. Options shall become vested in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the Committee on or before the Grant Date. Vested Options shall become exercisable at such time or times as shall be specified by the Committee on or before the Grant Date. The Committee may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 4.4.Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall, unless the Committee determines otherwise and/or as otherwise specified in an Award Agreement, generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full in cash, cash equivalents or other readily- available funds at the time of exercise. Notwithstanding the foregoing, to the extent legally permissible and reasonably practicable and on such terms as the Committee may establish from time to time, following a Public Offering (i) the Committee may permit a Participant to tender to the Company any shares such Participant has owned for at least six months and one day (or such other minimum period of time necessary to avoid any adverse accounting charges) for all or a portion of the applicable exercise price or minimum required withholding taxes and (ii) the Company shall establish a broker-assisted exercise program covering both exercise price and tax withholding. In connection with any Option exercise, the Company may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law.
Article V.Termination of Employment
Section 5.1.Expiration of Options Following Termination of Employment. Unless otherwise determined by the Committee on or before the Grant Date or thereafter in a manner more favorable to the Participant or unless otherwise provided in an Award Agreement, if a Participant’s employment with the Company terminates, such Participant’s Options shall be treated as follows:
(a)any unvested Options shall terminate effective as of such termination of employment;
(b)(except in the case of a termination for Cause, vested Options shall remain exercisable through the earliest of (i) the normal expiration date, (ii) 90 days after the Participant’s termination of employment, and (iii) any cancellation pursuant to Section 6.1; and
(c)in the case of a termination for Cause, any and all Options held by such Participant (whether or not then vested or exercisable) shall terminate immediately upon such termination of employment.
Article VI.Change in Control
Section 6.1.Cancellation and Payment. Unless otherwise provided for in this Article VI or in an Award Agreement, upon a Change in Control each unvested Option shall be cancelled without the payment of consideration therefor and each vested Option shall be canceled in exchange for a payment in an amount or with a value equal to, with respect to each Share underlying such Option, the excess, if any, of the Change in Control Price over the per Share exercise price for such Option, it being understood that in the case of any Option with an exercise price that equals or exceeds the Change in Control Price, such Option shall be cancelled without the payment of consideration therefor. Notwithstanding anything herein to the contrary, except for (x) Awards replaced with Alternative Awards or (y) otherwise “rolled-over” with the consent of a Participant, the form and timing of all or any part of the consideration to be paid in respect of an Award (including, without limitation, Shares issued under the Plan) in connection with a Change in Control will be substantially the same as the form and timing of consideration received by the Investors (to the extent permitted under Section 409A of the Code) and the value of the Change in Control Price applied to such Award, as reasonably determined by the Committee in good faith, will be at least equal to the Change in Control Price paid to the Investors. Subject to the preceding sentence, the Committee may, in its sole discretion, pay different forms of consideration in respect of different Awards (or in respect of the vested portion or unvested portion of Awards) or Awards held by different Participants.
Section 6.2.Alternative Award. No cancellation, acceleration or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:
(a)give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment; and
(b)have terms such that if, following a Change in Control, a Participant’s employment is involuntarily (i.e., by the Company or its successor, other than for Cause) or constructively (i.e., by the Participant with “good reason”) terminated within two years following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Committee prior to the Change in Control) either (1) a cash payment equal in value to the excess (if any) of the fair market value of the securities subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value equal to the value in clause (1).
Any Alternative Award shall either be exempt from, or otherwise comply with, Section 409A of the Code.
Section 6.3.Limitation of Benefits. Unless otherwise provided in the Award Agreement, if, whether as a result of accelerated vesting or otherwise, a Participant would receive any payment, deemed payment or other benefit as a result of the operation of Section 6.1 or Section 6.2 that, together with any other payment, deemed payment or other benefit a Participant may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under Section 280G of the Code, then, notwithstanding anything in this Plan to the contrary, the payments, deemed payments or other benefits such Participant would otherwise receive under Section 6.1 or Section 6.2 shall be either (x) reduced to the extent necessary to eliminate (or, if not able to be completely eliminated, to the extent necessary to be mitigated to the maximum extent practicable) any such excess parachute payment and such Participant shall have no further rights or claims with respect thereto or (y) provided in full to the Participant, whichever of (x) and (y) results in Participant receiving the greatest after-tax benefit (after taking in account the excise tax under Section 4999 of the Code and all other applicable taxes), as determined by a nationally recognized accounting firm selected by the Company and reasonably acceptable to the Participant. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits a Participant would otherwise receive or if the Participant otherwise waives a portion of his or her “parachute payments” subject to stockholder approval of such waived “parachute payments,” the Company will submit such reduced or waived payments to the Company’s equity holders in a manner intended to comply with Section 280G(b)(5) of the Code and the regulations thereunder (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction or waiver pursuant to this Section 6.3), provided that the Company makes no guarantee regarding the outcome of any such vote.
Article VII.Authority to Vary Terms or Establish Local Jurisdiction Plans
The Committee may vary the terms of Awards under the Plan, or establish sub-plans under this Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the Committee determines necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article VII shall not be deemed to authorize any increase in the Share Reserve.
Article VIII.Amendment, Modification, and Termination of the Plan
The Committee may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall have a materially adverse effect on the terms of any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority of Participants holding similar Awards (such majority to be determined based on the number of Shares covered by such Awards). Equity holder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board or Committee.

Article IX.Definitions
Section 9.1.Definitions . Whenever used herein, the following terms shall have the respective meanings set forth below:
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person; provided that (x) a member of management or other Employee of the Company or any Subsidiary shall not be deemed to be an Affiliate of the Investor and (y) no portfolio company (or its parents or Subsidiaries) of any of the Investors shall be treated as an Affiliate of the Company (other than the Company’s Subsidiaries). For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.
“Award” shall mean an Option granted pursuant to the terms of the Plan. “Award Agreement” means an agreement between the Company and a Participant embodying the terms of any Options granted pursuant to the Plan and in the form approved by the Committee from time to time for such purpose.
“Board” means the Board of Directors of the Company.
“Cause” shall, as to any Participant, have the same meaning as set forth in the employment or consulting agreement or Severance Plan to which the Participant is a party with the Company or an Affiliate or a participant that contains a definition of “Cause”, or, in the absence of such an employment or consulting agreement or Severance Plan or such definition in an employment or consulting agreement or Severance Plan, shall mean any of the following: (i) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms); (ii) the Participant’s willful or grossly negligent failure to perform his or her employment- related duties for the Company and its Subsidiaries; (iii) the Participant’s material violation of any written Company or Subsidiary policy as in effect from time to time; (iv) the Participant’s material breach of any written Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound or (v) the Participant’s engaging in any conduct injurious or detrimental to the Company or any of its Subsidiaries. A termination for Cause shall be deemed to include a good faith finding made by the Board within six months of a Participant’s termination of employment for any reason that circumstances existed prior to such termination for the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause. Prior to terminating the Participant for Cause, and prior to making any retroactive Cause determination pursuant to the immediately preceding sentence, the Company shall provide the Participant with a written notice of the events alleged to constitute Cause and an opportunity of not less than 10 days to cure such circumstances (to the extent capable of cure) (and if so cured, Cause shall not exist).
“Change in Control” means the first to occur of the following events after the Effective Date:
(i)the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of more than 80% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by any of the Investors, or any Affiliates of any of the foregoing;
(ii)the merger, consolidation or other similar transaction involving the Company, as a result of which both (x) persons who were equity holders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 20% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company, and (y) any or all of the Investors (individually or collectively) do not, immediately thereafter, own, directly or indirectly, more than 20% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;
(iii)the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.
Notwithstanding the foregoing, a Public Offering shall not constitute a Change in Control.
“Change in Control Price” means the price per Share offered (or in the case of an asset sale, implied) in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee taking into account any part of the offered price payable other than in cash). In the event any portion of the price per Share paid in connection with any transaction resulting in a Change in Control is deposited in escrow or is subject to an earn-out (or similar holdback) and is thereafter paid on any date after the effective date of the Change in Control (a “Deferred Payment”), then as of the date of such Deferred Payment, the “Change in Control Price” for purposes of Section 6.1 shall be recalculated to mean the price per Share paid in connection with any transaction resulting in a Change in Control (as determined in good faith by the Committee taking into account any part of the offered price is payable other than in cash), including any Deferred Payments; provided that any proceeds due pursuant to Section 6.1 as a result of such recalculated Change in Control Price shall be payable solely from and limited by the aggregate amount of the applicable Deferred Payment. For the avoidance of doubt, the Change in Control Price shall be the same as the price per share of Class A Common Stock of the Company offered (or in the case of an asset sale, implied) in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee taking into account any part of the offered price payable other than in cash).
“Class B Common Stock” means Class B Non-Voting Common Stock, par value $0.01 per share, of the Company.
“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.
“Committee” means the Board or compensation committee of the Board, as established by the Board.
“Company” means Mav Holding Corporation, a Delaware corporation, and any successor thereto; provided that for purposes of determining the status of a Participant’s employment with the “Company,” such term shall include the Company and its Subsidiaries.
“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined by the Committee. The Committee’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing, for any Award that is subject to Section 409A of the Code, “Disability” shall have the same meaning as set forth in Section 409A of the Code.
“Employee” means any executive, officer or other employee of the Company or any Subsidiary.
“Fair Market Value” means, as of any date of determination, the per Share Fair Market Value on such date of a Share as determined in accordance with the Stockholders Agreement, in compliance with Section 409A of the Code.
“Good Reason” shall, as to any Participant, have the same meaning as set forth in the employment or consulting agreement or Severance Plan to which the Participant is a party with the Company or an Affiliate or a participant that contains a definition of “Good Reason”, or, in the absence of such an employment or consulting agreement or Severance Plan or such definition in an employment or consulting agreement or Severance Plan, shall mean any of the following: (i) a material diminution in the Participant’s authority, duties and responsibilities; (ii) a material breach of this Award Agreement or Plan by the Company; or (iii) a material reduction in the Participant’s annual base salary or target annual cash incentive bonus.

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.
“Investors” means Platinum Equity Capital Partners IV, L.P., Platinum Equity Capital Partners V, L.P. and/or their Affiliates.
“Option” means the right granted pursuant to the Plan to purchase Shares. “Participant” means any individual who is or has been granted an Award. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means this Mav Holding Corporation Stock Incentive Plan.
“Public Offering” means the consummation of an IPO as defined in the Stockholders Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Severance Plan” means the McGraw-Hill Education, Inc. Founding Executive Severance Plan and the McGraw-Hill Education, Inc. Executive Severance Plan, in each case, as such plan is in effect on the Effective Date.
“Share” means a share of Class B Common Stock.
“Special Termination” means a termination by reason of the Participant’s death or Disability, the Participant’s resignation for Good Reason or the Participant’s termination of employment or service by the Company without Cause.
“Stockholders Agreement” means that certain Stockholders Agreement of the Company, dated as of December 17, 2021 (as may be amended from time to time in accordance with its terms).
“Subsidiary” means any corporation, limited liability company or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
Section 9.2.Rules of Construction
(a)Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
(b)Use of the term “Employ”. The phrase “employment with the Company” and corollary terms used herein and in an Award Agreement with respect to an Employee shall be construed to refer to the employment with the Company and/or the Affiliates of the Company that actually employ the Employee. For purposes of this Agreement, unless the Committee determines otherwise or applicable law requires otherwise, (1) the transfer of employment of an Employee as between the Company and any of its Subsidiaries shall not be treated as a termination of employment, and (2) if an Employee ceases to be an employee but continues to provide services to the Company or any of its Affiliates in any capacity, his or her “employment” shall be deemed to continue during the provision of such services.
(c)Termination of Employment. It shall be a condition of each Award under the Plan that the date of termination of a Participant’s employment for purposes of the Award shall mean the Participant’s last day of active employment and shall be determined without regard to any statutory or deemed or express contractual notice period, unless otherwise required by law.
Article X.Miscellaneous Provisions
Section 10.1.Non-transferability of Awards. Except as otherwise provided herein, in the Stockholders Agreement or as the Committee may permit on such terms as it shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his or her designated beneficiary or by his or her estate in the absence of a designated beneficiary.
Section 10.2.Tax Withholding. The Company or the Subsidiary employing a Participant shall have the power to withhold up to the minimum statutory requirement, or to require such Participant to remit to the Company or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax and other governmental tax, charge or fee requirements in respect of any Award granted under the Plan (including interest and penalties).
Section 10.3.Beneficiary Designation. Pursuant to such rules and procedures as the Committee may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.
Section 10.4.No Guarantee of Employment or Participation. Nothing in the Plan or in any agreement granted hereunder shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, or confer upon any Participant any right to continue in the employ or service of the Company or any

Subsidiary. No individual shall have a right to be selected as a Participant or, having been so selected, to receive any other or future Awards.
Section 10.5.No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish other plans or to pay compensation to its Employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Employee as a Participant shall neither entitle such Employee to, nor disqualify such Employee from, participation in any other award or incentive plan.
Section 10.6.Requirements of Law. The granting of Awards and the issuance of Class B Common Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Class B Common Stock shall be issued under the Plan, if such grant or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.
Section 10.7.Freedom of Action. Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Company or any Subsidiary from taking any action outside of the Plan that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action. This Section 10.7 shall not be construed to enlarge the rights of the Company or the Committee hereunder with respect to the interpretation or administration of the Plan or any Award Agreements.
Section 10.8.Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
Section 10.9.Term of Plan. The Plan shall be effective as of its approval by the Board (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article VIII, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
Section 10.10.Currency Conversion. To the extent the Committee deems any currency conversions necessary under the Plan, such currency conversions shall be done in accordance with the Company’s foreign currency exchange policy as in effect at the time of such currency conversions.
Section 10.11.Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 10.12.Section 409A of the Code. This Plan and the Award Agreements entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. For clarity, no portion of the Change in Control Price payable in connection with a Change in Control shall be payable after the fifth anniversary of such Change in Control, unless otherwise permitted by Section 409A of the Code (including by way of requiring additional services from and after such fifth anniversary that constitute a substantial risk of forfeiture under Section 409A of the Code).
Section 10.13.Stockholders Agreement. This Plan and the Award Agreements entered into pursuant to this Plan shall be subject to the terms and conditions of the Stockholders Agreement.
[end of Plan]